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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________


                                   FORM  8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 13, 1999


                                SUFFOLK BANCORP

             (Exact name of registrant as specified in its charter)



                New York                      0-13580                    11-2708279

    (State or other jurisdiction of    (Commission File Number)  (IRS Employer Identification No.)
     incorporation or organization)


          6 West Second Street, Riverhead, New York 11901                          11901
            (Address of principal executive offices)                            (Zip Code)




       Registrant's telephone number, including area code: (516) 727-5667


                                      N/A


         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS



     Suffolk Bancorp announced, in connection with the annual meeting of the shareholders, that John F. Hanley, President and Chief Executive Officer is currently out on medical leave. He is under a physician's care and is expected to be for several more months. During Mr. Hanley's convalescence, Suffolk's executive committee continues to run the day-to-day operations of the bank. That committee includes Victor F. Bozuhoski, Jr., who is the head of Retail Banking;
J. Gordon Huszagh, Chief Financial Officer; Thomas S. Kohlmann, Chief Lending Officer; and Augustus C. Weaver, Chief Information Officer. In Mr. Hanley's absence, the Board of Directors has designated Mr. Bozuhoski Acting Chief Operating Officer. For many years and until recently Mr. Bozuhoski was Suffolk's Chief Financial Officer. He is the most senior member of the committee, with thirty-three years experience at Suffolk. Messrs. Huszagh, Kohlmann and Weaver have worked at Suffolk sixteen, seven, and twelve years respectively. Edward J. Merz, Chairman of the Board and formerly President and Chief Executive Officer will continue to meet with investors, and with the investment community at large, as well as consult with the executive committee.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             SUFFOLK BANCORP


Date: April 13, 1999                         By: /s/ Victor F. Bozuhoski, Jr.
                                                 ----------------------------
                                                 Executive Vice President &
                                                 Acting Chief Operating Officer